Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-249828) on Form S-1 of Midwest Holding Inc. of our report dated April 30, 2019, relating to the consolidated financial statements of Midwest Holding Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Chicago, Illinois

November 18, 2020

1